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                                                                    EXHIBIT 4.20

                              CERTIFICATE OF TRUST

                                       OF

                              TEMPLE-INLAND TRUST I


         THIS CERTIFICATE OF TRUST of Temple-Inland Trust I (the "Trust"), dated as of March 8, 2002, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is "Temple-Inland Trust I."

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Rd., Building 4, 3rd Floor, Newark, DE 19713.

         3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                                           JPMORGAN CHASE BANK,
                                           as Property Trustee


                                           By:      /s/ William G. Keenan
                                              ----------------------------------
                                              Name:  William G. Keenan
                                              Title: Assistant Vice President


                                           CHASE MANHATTAN BANK
                                           USA, NATIONAL ASSOCIATION,
                                           as Delaware Trustee


                                           By:         /s/ Denis Kelly
                                              ----------------------------------
                                               Name:  Denis Kelly
                                               Title: Assistant Vice President


                                           DAVID W. TURPIN,
                                           as Regular Trustee


                                                      /s/  David W. Turpin
                                           -------------------------------------